EXHIBIT 10.47.1

                             AMENDMENT NO. 1 TO THE
                       TRUMP HOTELS & CASINO RESORTS, INC.
                            1995 STOCK INCENTIVE PLAN

     WHEREAS, Section 16 of the Trump Hotels & Casino Resorts, Inc. (the "Company") 1995 Stock Incentive Plan (the "Plan") authorizes the Stock Incentive Plan Committee (the "Committee") of the Board of Directors of the Company (the "Board") to amend the Plan; and

     WHEREAS, the Committee has authorized the amendment of the Plan to increase the number of shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), available for issuance thereunder from 1,000,000 to 4,000,000 shares of Common Stock, subject to stockholder approval; and

     WHEREAS, the Committee has instructed the officers of the Company to so amend the Plan upon such stockholder approval;

     NOW, THEREFORE, subject to approval by the stockholders of the Company, the Plan is hereby amended as follows:

     1. Section 5(a) of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

     "(a) Subject to Section 13, the aggregate number of shares of Stock made subject to all Awards may not exceed 4,000,000;"

*        *        *

As adopted by the Stock Incentive Plan Committee of the Board of Directors of Trump Hotels & Casino Resorts, Inc. as of May 10, 1996.